                                  CONSENT AND
                           AMENDMENT AGREEMENT NO. 5

                           dated as of March 31, 1997

                                      to a

                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT

                      AND TO CERTAIN OTHER LOAN DOCUMENTS
                       AS REFERRED TO AND DEFINED THEREIN


         This CONSENT AND AMENDMENT AGREEMENT NO. 5 (this "Amendment"), dated as of March 31, 1997, is by and among TRANSTECHNOLOGY CORPORATION ("TransTechnology"), TRANSTECHNOLOGY SEEGER-ORBIS GMBH ("GmbH"), ANDERTON INTERNATIONAL LIMITED (formerly known as TTUK Acquisition Co. Limited) ("Limited" and, together with TransTechnology and GmbH, the "Borrowers"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), the other lending institutions listed on Schedule 1 (the "Banks") and Schedule 2 (the "Term B Lenders") to the Credit Agreement (as defined below), THE FIRST NATIONAL BANK OF BOSTON, acting through its London Branch and its Frankfurt Branch, as fronting bank (in such capacity, the "Fronting Bank"), THE FIRST NATIONAL BANK OF BOSTON, as issuing bank (in such capacity, the "Issuing Bank", and together with the Banks, the Term B Lenders and the Fronting Bank, the "Lenders") and THE FIRST NATIONAL BANK OF BOSTON, as Agent (in such capacity, the "Agent"). Capitalized terms used herein unless otherwise defined shall have the respective meanings set forth in the Credit Agreement.

         WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Revolving Credit and Term Loan Agreement dated as of June 30, 1995, as amended by Amendment Agreement No. 1 dated as of August 29, 1995, Consent and Amendment Agreement No. 2 dated as of October 27, 1995, Amendment Agreement No. 3 dated as of March 29, 1996, and Amendment Agreement No. 4 dated as of December 31, 1996 (as so amended, the "Credit Agreement");

         WHEREAS, TransTechnology has agreed, pursuant to a Letter of Intent dated February 25, 1997, to purchase all of the issued and outstanding capital stock of TCR Corporation, a Minnesota corporation ("TCR");

         WHEREAS, in connection with the acquisition of TCR, the Borrowers have requested certain other amendments to the Credit Agreement and upon the terms and conditions hereinafter set forth, the Agent and the Lenders have agreed to such amendments;

         WHEREAS, the Lenders, the Agent and the Borrowers have agreed to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

         Section 1. AMENDMENTS TO CREDIT AGREEMENT. Upon satisfaction of the conditions precedent set forth in Section 8 hereof, the Credit Agreement is hereby amended as follows, with such amendments to take effect from and as of March 31, 1997 (the "Effective Date" of such amendments):

         Section 1.1. The definition of "Applicable Margin" is amended by deleting the Pricing Grid contained therein and the second and third paragraphs thereof, and substituting therefor the following:


                                                               Applicable Margin
                                                               -----------------
         Performance Ratio                               Base Rate          Eurocurrency        Commitment
         -----------------                               Loans              Rate Loans          Fee Rate
                                                         -----              ----------          --------
        2.25:1 or lower                                  0%                 1.0%                .25%

        2.75:1 or lower,  but higher than 2.25:1         0%                 1.5%                .375%

        3.25:1 or lower,  but higher than 2.75:1         0.5%               2.0%                .375%

        3.75:1 or lower, but  higher than 3.25:1         1.0%               2.5%                .5%

        Higher than 3.75:1                               1.5%               3.0%                .5%

         The Performance Ratio is the ratio of Senior Funded Indebtedness to Consolidated EBITDA, with Consolidated EBITDA calculated for a Reference Period ended on the last day of the fiscal quarter ended immediately preceding the applicable Rate Setting Period, provided that, for any period prior to the TCR Closing Date included in any such Reference Period, Consolidated EBITDA shall include amounts for each fiscal quarter prior to the TCR Closing Date representing the EBITDA of TCR (mutatis mutandis to reflect such amounts' reference to TCR) for each such quarter, as notified by TransTechnology to the Agent and each of the Lenders, by written notice in form and substance satisfactory to the Agent, at least five (5) Business Days prior to June 30, 1997.

         Section 1.2. The definition of "Approved Acquisition" is amended by deleting "six (6)" on line 4 of paragraph (a) thereof, and substituting therefor "six and one-half (6.5)".

         Section 1.3. The definition of "Banks" is amended by deleting "on" in the first line thereof and substituting therefor "in Part I of".

         Section 1.4. The definition of "Borrowing Base Subsidiary" is amended by deleting "and WTI" on the last line thereof and substituting therefor "WTI and TCR".

         Section 1.5. The definition of "Commitment" is amended by deleting such definition in its entirety and substituting therefor the following:

         "Commitment. As to any Lender, such Lender's Revolving Credit Commitment, Term A Commitment, Third Tranche Commitment, Term B Commitment or commitment to participate in the International Facility Loans, as the case may be."

         Section 1.6. The definition of "Eligible Assignee" is amended by deleting "and (vi)" on line 17 thereof and substituting therefor "(vi) a Lender; and (vii)".

         Section 1.7. The definition of "Lender" is amended by inserting ", the Third Tranche Lenders" between the words "The Banks" and "and the Term B Lenders" on the first line thereof.

         Section 1.8. The definitions of "Majority Banks", "Majority Lenders" and "Majority Term B Lenders" are amended by deleting such definitions in their entirety and substituting therefor the following:

         "Majority Banks. As of any date, so long as there is only one Bank or Third Tranche Lender, such Bank or Third Tranche Lender, and so long as there are at least two Banks and/or Third Tranche Lenders, two or more Banks and/or Third Tranche Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Revolving Credit Notes and the Term A US Tranche Notes, and of the commitments to participate in the German Tranche and UK Tranche of Term Loan A, on such date; and if no such principal is outstanding, the Banks and Third Tranche Lenders whose aggregate Revolving Credit Commitments, Term A Commitments and Third Tranche Commitments constitute at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of such Commitments.

         Majority Lenders. As of any date, so long as there is only one Lender, such Lender, and so long as there are at least two Lenders, two or more Lenders whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Commitments of all of the Lenders.

         Majority Term B Lenders. As of any date, so long as there is only one Term B Lender, such Term B Lender, and so long as there are at least two Term B Lenders, two or more Term B Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Term B Notes on such date."

         Section 1.9. The definition of "Revolving Credit Loan Maturity Date" is amended by deleting the date "December 31, 2000" and substituting therefor "[March 31], 2002."

         Section 1.10. The definition of "Second US Tranche" is amended by deleting the date "March 31, 1997" on line 3 thereof and substituting therefor "May 31, 1997".

         Section 1.11. The definition of "Security Documents" is amended by inserting the words "the Collateral Assignment of TCR Stock Purchase Agreement," between the words "Acquisition Documents" and "and the Stock Pledge Agreement" on line 4 thereof.

         Section 1.12. The definition of "Term Loan A" is amended by deleting such definition in its entirety and substituting therefor the following:

         "Term Loan A. The term loan facilities made available (a) by the Banks and the Fronting Bank to the Borrowers on the Closing Date, and (b) with respect to the Second US Tranche and the Third US Tranche, by the Banks and the Third Tranche Lenders on the

TCR Closing Date, in an aggregate principal amount of up to $61,600,000, as described in Section 4A.1."

         Section 1.13. The definition of "Term Loan A Maturity Date" is amended by deleting the date "December 31, 2000' and substituting therefor "[March 31], 2002".

         Section 1.14. The definition of "Tranche" is amended by inserting the words ", the Third US Tranche" between the words "the Second US Tranche" and ", the UK Tranche" on line 2 thereof.

         Section 1.15. Section 1.1 of the Credit Agreement is further amended by inserting the following new definitions therein in alphabetical order:

         Collateral Assignment of TCR Stock Purchase Agreement. The Collateral Assignment in favor of the Agent, to be dated on or prior to the TCR Closing Date, of all of TransTechnology's right, title and interest in, to and under the TCR Stock Purchase Agreement, including (without limitation) the consent thereto from Robert H. Bradley, in form and substance satisfactory to the Lenders and the Agent.

         TCR. TCR Corporation, a Minnesota corporation.

         TCR Acquisition. The acquisition by TransTechnology of all of the issued and outstanding capital stock of TCR pursuant to and in accordance with the TCR Stock Purchase Agreement.

         TCR Closing. The "Closing" of the TCR Acquisition, as defined in the TCR Stock Purchase Agreement.

         TCR Closing Date. The date of the "Closing" of the TCR Acquisition, as defined in the TCR Stock Purchase Agreement.

         TCR Stock Purchase Agreement. The Stock Purchase Agreement dated as of April 3, 1997, between TransTechnology and Robert H. Bradley.

         Third Tranche Commitment. With respect to each Third Tranche Lender, the amount set forth in Part II of Schedule 1 hereto as the amount of such Third Tranche Lender's commitment to make the Third US Tranche of Term Loan A to TransTechnology, or if such commitment is terminated pursuant to the provisions hereof, zero.

         Third Tranche Commitment Percentage. With respect to each Third Tranche Lender the percentage set forth in Part II of Schedule 1 hereto as such Third Tranche Lender's percentage of the aggregate Third Tranche Commitments of the Third Tranche Lenders.

         Third Tranche Lenders. FNBB and the other lending institutions identified in Part II of Schedule 1 hereto as Third Tranche Lenders, and any other Person who becomes an assignee of any rights and obligations of a Third Tranche Lender pursuant to Section 20.

         Third US Tranche. With respect to Term Loan A, the Tranche made or to be made by the Third Tranche Lenders on the TCR Closing Date, in an aggregate principal amount of up to $20,000,000, pursuant to Section 4A.1.4.

         US Tranche. Any of the First US Tranche of Term Loan A, the Second US Tranche of Term A or the Third US Tranche of Term Loan A.

         Section 1.16. Section 4A ("Term Loan A") of the Credit Agreement is amended by deleting such section in its entirety and substituting therefor the following new Section 4A.:

         "4A. TERM LOAN A.

         4A.1. COMMITMENT TO LEND.

         4A.1.1. FIRST US TRANCHE. Subject to the other terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to TransTechnology on June 30, 1995, in Dollars, the amount of its Term A Commitment Percentage of the principal amount of $15,000,000.

         4A.1.2. GERMAN TRANCHE. Subject to the terms and conditions set forth in this Credit Agreement, the Fronting Bank agrees to lend to GmbH on June 30, 1995, in Deutschmarks, the principal amount of the DM Equivalent of $12,000,000.

         4A.1.3. UK TRANCHE. Subject to the terms and conditions set forth in this Credit Agreement, the Fronting Bank agrees to lend to Limited on June 30, 1995, in Sterling, the principal amount of the Sterling Equivalent of $8,000,000.

         4A.1.4. SECOND AND THIRD US TRANCHES. In addition to the other terms and conditions set forth in this Credit Agreement, the availability of the Second US Tranche and Third US Tranche of Term Loan A is subject to the fulfillment of the additional conditions that the proceeds of such Loans shall be used by TransTechnology to finance the TCR Acquisition, which the Majority Banks shall, as at the TCR Closing Date, be satisfied meets all of the requirements set forth in the definition of "Approved Acquisition", and no less than three (3) Business Days prior to the proposed TCR Closing Date, TransTechnology shall have delivered (i) to the Agent a written notice substantially in the form of Exhibit C hereto (the "Second US Tranche Request") specifying (A) the principal amount of Loans requested up to the maximum principal amount of $35,000,000, (B) the proposed Drawdown Date of such Loan, which shall in no event be later than May 31, 1997, (C) the proposed Interest Period or Interest Periods to apply to such Loans or portions of such Loans and
(D) the proposed Type or Types of such Loans or portions of such Loans, (ii) to the Agent and each of the Banks and Third Tranche Lenders, a copy of the proposed TCR Stock Purchase Agreement, and (iii) to the Agent and each of the Banks and Third Tranche Lenders, a certificate of TransTechnology certifying that the TCR Acquisition meets the requirements set forth in paragraphs (a) through (c) of the definition of "Approved Acquisition", and that the documents referred to in paragraphs (d) and (e) of such definition have been delivered in accordance with the provisions set forth therein. Subject to fulfillment of all of the conditions referred to in the preceding sentence, each Bank agrees to lend to TransTechnology on the TCR Closing Date the amount of such Bank's Term A Commitment Percentage of the Second US Tranche of Term Loan A, and each of the Third Tranche

Lenders agrees to lend to TransTechnology on the TCR Closing Date the amount of such Third Tranche Lender's Third Tranche Commitment Percentage of the Third US Tranche of Term Loan A.

         4A.2. THE TERM A NOTES.

         4A.2.1. TERM A US TRANCHE NOTES. Each of the US Tranches of Term Loan A shall be evidenced by separate promissory notes of TransTechnology in substantially the form of Exhibit D-1 hereto (each, a "Term A US Tranche Note"), and completed with appropriate insertions. One Term A US Tranche Note shall be payable to the order of each Bank, with respect to the First US Tranche and the Second US Tranche of Term Loan A, in a principal amount equal to such Bank's Term A Commitment Percentage of such Tranches, representing the obligation of TransTechnology to pay to such Bank such principal amounts or, if less, the outstanding amount of such Bank's Term A Commitment Percentage of such Tranches, plus interest accrued thereon, and one Term A US Tranche Note shall be payable to the order of each Third Tranche Lender, with respect to the Third US Tranche of Term Loan A, in a principal amount equal to such Third Tranche Lender's Third Tranche Commitment Percentage of such Tranche, representing the obligation of TransTechnology to pay to such Third Tranche Lender such principal amount or, if less, the outstanding amount of such Third Tranche Lender's Third Tranche Commitment Percentage of such Tranche, plus interest accrued thereon. TransTechnology irrevocably authorizes each Bank and Third Tranche Lender to make or cause to be made a notation or notations on the Record(s) of the Term A US Tranche Notes held by such Bank or Third Tranche Lender reflecting the original principal amount of such Bank's Term A Commitment Percentage, or such Third Tranche Lender's Third Tranche Commitment Percentage, as the case may be, of the applicable Tranches of Term Loan A, and, at or about the time of such Bank's or Third Tranche Lender's receipt of any principal payment on its Term A Note(s), an appropriate notation on the applicable Record(s) reflecting such payment. The aggregate unpaid amount set forth on such Record(s) shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank or Third Tranche Lender, as the case may be, but the failure to record, or any error in so recording, any such amount on such Record(s) shall not affect the obligations of TransTechnology or any other Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         4A.2.2. TERM A GERMAN TRANCHE NOTE. The German Tranche of Term Loan A shall be evidenced by a promissory note of GmbH in substantially the form of Exhibit D-2 hereto (a "Term A German Tranche Note"), dated the Closing Date and completed with appropriate insertions. The Term A German Tranche Note shall be payable to the order of the Fronting Bank in a principal amount equal to the German Tranche of Term Loan A, representing the obligation of GmbH to pay to the Fronting Bank such principal amount, plus interest accrued thereon as set forth below. GmbH irrevocably authorizes the Fronting Bank to make or cause to be made a notation or notations on the Record of the Term A German Tranche Note reflecting the original principal amount of the German Tranche of Term Loan A and, at or about the time of the Fronting Bank's receipt of any principal payment on the Term A German Tranche Note, an appropriate notation on such Record reflecting such payment. The aggregate unpaid amount set forth on such Record shall be prima facie evidence of the principal amount of the German Tranche of Term Loan A owing and unpaid, but the failure to record, or any error in so recording, any such amount on such Record shall not affect the obligations of GmbH to make payments of principal of and interest on the German Tranche of Term Loan A when due hereunder or of TransTechnology or any of its other Subsidiaries under any other Term Note to make payments of principal of and interest on any Term Note when due.

         4A.2.3. TERM A UK TRANCHE NOTE. The UK Tranche of Term Loan A shall be evidenced by a promissory note of Limited in substantially the form of Exhibit D-3 hereto (a "Term A UK Tranche Note"), dated the Closing Date and completed with appropriate insertions. The Term A UK Tranche Note shall be payable to the order of the Fronting Bank in a principal amount equal to the UK Tranche of Term Loan A, representing the obligation of Limited to pay to the Fronting Bank such principal amount, plus interest accrued thereon as set forth below. Limited irrevocably authorizes the Fronting Bank to make or cause to be made a notation or notations on the Record of the Term A UK Tranche Note reflecting the original principal amount of the UK Tranche of Term Loan A and, at or about the time of the Fronting Bank's receipt of any principal payment on the Term A UK Tranche Note, an appropriate notation on such Record reflecting such payment. The aggregate unpaid amount set forth on such Record shall be prima facie evidence of the principal amount of the UK Tranche of Term Loan A owing and unpaid, but the failure to record, or any error in so recording, any such amount on such Record shall not affect the obligations of Limited to make payments of principal of and interest on the UK Tranche of Term Loan A when due or of TransTechnology or any of its other Subsidiaries under any other Term Note to make payments of principal of and interest on such Term Note when due.

         4A.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN A.

         4A.3.1. US TRANCHES. TransTechnology promises to pay to the Agent for the account of the Banks and the Third Tranche Lenders the principal amount of the US Tranches of Term Loan A in installments in accordance with the column headed "US Tranches" of the chart attached hereto as Schedule 3, such installments to be due and payable on the last day of each calendar quarter of each calendar year, in the amounts set forth opposite such calendar quarter in such chart, commencing with the first calendar quarter ending following the TCR Closing Date, with a final payment on the Term Loan A Maturity Date in an amount equal to the unpaid balance of the US Tranches of Term Loan A.

         4A.3.2. GERMAN TRANCHE. GmbH promises to pay to the Fronting Bank the principal amount of the German Tranche of Term Loan A in installments in accordance with Column 2 of the chart attached hereto as Schedule 3, such installments to be due and payable on the last day of each calendar quarter of each calendar year, in amounts in Deutschmarks as close as possible to the DM Equivalent of the Dollar amounts set forth opposite such calendar quarter in such chart, commencing on December 31, 1995, with a final payment on the Term Loan A Maturity Date in an amount of Deutschmarks equal to the DM Equivalent of the unpaid balance of the German Tranche of Term Loan A.

         4A.3.3. UK TRANCHE. Limited promises to pay to the Fronting Bank the principal amount of the UK Tranche of Term Loan A in installments in accordance with Column 3 of the chart attached hereto as Schedule 3, such installments to be due and payable on the last day of each calendar quarter of each calendar year, in amounts in Sterling as close as possible to the Sterling Equivalent of the Dollar amounts set forth opposite such calendar quarter in such chart, commencing on December 31, 1995, with a final payment on the Term Loan A Maturity Date in an amount equal to the Sterling Equivalent of the unpaid balance of the UK Tranche of Term Loan A.

         4A.4. OPTIONAL PREPAYMENT OF TERM LOAN A. Each of Trans-Technology, GmbH and Limited shall have the right at any time to prepay the Term A US Tranche Notes, Term A German Note and Term A UK Note, respectively, on or before the Term Loan A Maturity Date, as a whole or in part, upon not less than five (5) Business Days prior written notice to the Agent (if such prepayment is with respect to any of the US Tranches) or upon not less than five (5) Eurocurrency Business Days prior written notice to the Fronting Bank (if such prepayment is with respect to the German Tranche or the UK Tranche), without premium or penalty, provided that (i) each partial prepayment shall be in the principal amount of $1,000,000 or the Sterling Equivalent or DM Equivalent thereof or an integral multiple thereof, (ii) no portion of Term Loan A bearing interest at a Eurocurrency Rate may be prepaid pursuant to this Section 4A.4 except on the last day of the Interest Period relating thereto, unless all costs in connection with such prepayment are paid in full simultaneously with such prepayment pursuant to Section 6.10, (iii) each partial prepayment of any portion of the Term Loans made by TransTechnology shall be applied pro rata against the scheduled installments of principal due on each of the Tranches of Term Loan A and on Term Loan B, in the inverse order of maturity, (iv) each partial prepayment made with respect to the First US Tranche and the Second US Tranche shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term A US Tranche Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion, and (v) each partial prepayment made with respect to the Third US Tranche shall be allocated among the Third Tranche Lenders, in proportion as nearly as practicable to the respective outstanding amount of each Third Tranche Lender's Term A US Tranche Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of Term Loan A shall include all interest accrued to the date of prepayment. No amount repaid with respect to Term Loan A may be reborrowed.

         4A.5. INTEREST ON TERM LOAN A.

         4A.5.1. INTEREST RATES. Except as otherwise provided in Section 6.11, the Tranches of Term Loan A shall bear interest during each Interest Period relating to all or any portion of such Tranches at the following rates:

                 (a) to the extent that all or any portion of any of the US Tranches or the German Tranche of Term Loan A bears interest during such Interest Period at a Base Rate, such Tranches of Term Loan A or such portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the applicable Base Rate plus (ii) the Applicable Margin with respect to Base Rate Loans as in effect from time to time;

                 (b) the UK Tranche of Term Loan A or any portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the Sterling Eurocurrency Rate determined for such Interest Period plus
(ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time; and

                 (c) to the extent that all or any portion of any of the US Tranches or the German Tranche of Term Loan A bears interest during such Interest Period at a Eurocurrency Rate, such Tranches of Term Loan A or such portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the applicable Eurocurrency Rate determined for such Interest Period plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time.

         TransTechnology promises to pay interest, in accordance with Section 6.3.2, on the US Tranches of Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period. GmbH promises to pay interest, in accordance with
Section 6.3.2, on the German Tranche of Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period. Limited promises to pay interest, in accordance with Section 6.3.2, on the UK Tranche of Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         4A.5.2. NOTIFICATION BY BORROWERS. The applicable Borrower shall notify the Agent, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of any Tranche of Term Loan A if all or any portion of such Tranche of Term Loan A is to bear interest at a Eurocurrency Rate. In addition, GmbH shall notify the DM Lending Office of the Fronting Bank, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of any portion of the German Tranche of Term Loan A if all or any portion of such Tranche of Term Loan A is to bear interest at the DM Eurocurrency Rate. The UK Tranche of Term Loan A shall bear interest at the Sterling Eurocurrency Rate only (without any option to convert to the Sterling Base Rate), and Limited shall notify the Sterling Lending Office of the Fronting Bank, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of all or any portion of the UK Tranche of Term Loan A as to Limited's election of an Interest Period with respect to such portion or such Tranche of Term Loan A. After each of the US Tranches or the German Tranche of Term Loan A have been drawn down, the provisions of Section 2.7 (including the limitations in Section 2.7.3) shall apply mutatis mutandis with respect to all or any portion of each such Tranche, so that TransTechnology and GmbH may have the same interest rate options with respect to their respective portions of Term Loan A (or any part thereof) as TransTechnology would be entitled to with respect to the Revolving Credit Loans.

         4A.5.3. AMOUNTS, ETC. Any portion of Term Loan A bearing interest at a Eurocurrency Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof. No Interest Period relating to any Tranche of Term Loan A or any portion thereof bearing interest at a Eurocurrency Rate shall extend beyond the date on which a regularly scheduled installment payment of principal with respect to such Tranche of Term Loan A is to be made unless a portion of Term Loan A at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at a Base Rate.

         4A.6. TERM A COMMITMENT FEE. TransTechnology agrees to pay to the Agent (a) for the accounts of the Banks in accordance with their respective Term A Commitment Percentages a commitment fee calculated at the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the first to occur of the TCR Closing Date and May 31, 1997 by which the aggregate amount of the Banks' Term A Commitments exceeds the outstanding principal amount of the First US Tranche, Second US Tranche, German Tranche and UK Tranche of Term Loan A, plus all repayments or prepayments of the principal of such Tranches of Term Loan A, during such calendar quarter,
(b) for the accounts of the Third Tranche Lenders in accordance with their respective Third Tranche Commitment Percentages, a Commitment Fee calculated at the Commitment Fee Rate per annum on the average daily amount during the period from March 31, 1997 to the first to occur of the TCR Closing Date and May 31, 1997 by which $20,000,000 exceeds the outstanding principal amount of the Third US Tranche of Term Loan A, plus all repayments or prepayments of the principal of such Tranche of Term Loan A, during such period. The commitment fees described in this Section 4A.6 shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the first to occur of the TCR Closing Date and May 31, 1997, or any earlier date on which the Term A Commitments or the Third Tranche Commitments, as the case may be, shall terminate."

         Section 1.17. Section 6.3.2 is amended by deleting such section in its entirety and substituting therefor the following:

         "6.3.2. APPLICATION OF INTEREST PAYMENTS. Interest and commissions payable by the Borrowers shall be paid as follows:

                 (a) as to interest and commissions due with respect to Fronted Loans to the Fronting Bank, for the account of the Fronting Bank, provided that (i) to the extent that a Bank has paid to the Fronting Bank any amount in respect of any Fronted Loan pursuant to Section 6.12, interest or commissions to the extent as aforesaid on such amount of such Fronting Loan shall thereafter accrue for the account of such Bank, and (ii) the Fronting Bank shall pay all amounts of interest received with respect to the Applicable Margin to the Agent for the account of the Banks in the proportion of their respective Revolving Credit Commitment Percentages (with respect to interest and commission on International Facility Loans) or in the proportion of their respective Term A Commitment Percentages (with respect to interest on the German Tranche and UK Tranche of Term Loan A) provided, however, that, for purposes of this clause (ii) only, the Applicable Margin shall be deemed to be that Applicable Margin which is to be applied to Eurocurrency Rate Loans;

                 (b) as to interest due with respect to the Third US Tranche of Term Loan A, to the Agent for the account of the Third Tranche Lenders in the proportion to their respective Third Tranche Commitment Percentages from time to time;

                 (c) as to interest due with respect to Term Loan B, to the Agent for the account of the Term B Lenders in the proportion of their respective Term B Commitment Percentages from time to time;

                 (d) as to interest due with respect to Term Loan A (except to the extent provided in clauses (a) and (b) above), to the Agent for the account of the Banks in the proportion of their respective Term A Commitment Percentages from time to time; and

                 (e) as to interest due with respect to Revolving Credit Loans, to the Agent for the account of the Banks in the proportion of their respective Revolving Credit Commitment Percentages from time to time."

         Section 1.18. Section 6.5 is amended by deleting "the Banks" on line 15 thereof and substituting therefor "the applicable Lender(s)".

         Section 1.19. Section 9.9.2 is amended by deleting the words "Twice each calendar year (or more frequently as determined by the Agent)," from the first two lines thereof.

         Section 1.20. Section 11.1 (Consolidated EBITDA to Consolidated Total Interest Expense) is amended by deleting the ratio "4.00:1" on the last line of the column headed "Ratio" in the chart therein, and substituting therefor "3.50:1".

         Section 1.21. Section 11.3 (Leverage) is amended by deleting the last two periods and ratios set forth in the chart therein, and substituting therefor the following:

         "From March 31, 1997 through March 30, 1998                 3.50:1

          From March 31, 1998 through March 30, 1999                 3.25:1

          From March 31, 1999 and thereafter                         2.75:1"

         Section 1.22. Section 11.6 (Capital Expenditures) is amended by deleting the figure "$7,000,000" on the fifth line thereof, and substituting therefor the figure "$9,000,000".

         Section 1.23. Section 16.8 is amended by inserting the words ", Third Tranche Commitment" following the words "Term B Commitment" on line 3 thereof.

         Section 1.24.    Section 20.1 is amended by addition the following new
Section 20.1.3 at the end thereof:

         "20.1.3. CONDITIONS TO ASSIGNMENT BY THIRD TRANCHE LENDERS. Except as provided herein, each Third Tranche Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations as a Third Tranche Lender under this Credit Agreement (including all or a portion of the Third Tranche Loans at the time owing to it and the same portion of the Term A US Tranche Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Third Tranche Lender's rights and obligations as a Third Tranche Lender under this Credit Agreement, (c) each such assignment shall be in an amount that is a whole multiple of $1,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F-1 hereto mutatis mutandis to reflect its use to assign portions of the Third US Tranche of Term Loan A (also being referred to herein as an "Assignment and Acceptance"), together with any Term A US Tranche Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in any such Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Third Tranche Lender hereunder, and (ii) the assigning Third Tranche Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, if required, be released from its obligations under this Credit Agreement."

         Section 1.25. Section 20.2 is amended by adding the words "or Third Tranche Lender" following the words "or Term B Lender" on line 3 of clause (g) thereof.

         Section 1.26. Section 20.3 is amended by deleting such section in its entirety and substituting therefor the following new Section 20.3:

         "20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of (a) the names and addresses of the Banks, the Term B Lenders and the Third Tranche Lenders, (b) the Revolving Credit Commitment Percentages and Term Loan A Commitment Percentages of, the principal amounts of the Revolving Credit Loans and the Tranches of Term Loan A owing to, and the Letter of Credit Participations and participations in the risk related to the Fronted Loans purchased by, the Banks from time to time, (c) the principal amount of Term Loan B owing to each of the Term B Lenders from time to time, and (d) the Third Tranche Commitment Percentages of, and principal amounts of the Third US Tranche of Term Loan A owing to, the Third Tranche Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Bank or Term B Lender or Third Tranche Lender, as the case may be, hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, other than the recordations of transfers from the original Bank, Term B Lender or Third Tranche Lender, as the case may be, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,500."

         Section 1.27. Section 20.4 is amended by adding the words "or Third Tranche Lender" following the words "or Term B Lender" on lines 11, 13 and 14 thereof.

         Section 1.28. Section 21 is amended by deleting clauses (a) - (c) thereof in their entirety and substituting therefor the following:

                 "(a) if to any of the Borrowers, at TransTechnology Corporation, 150 Allen Road, Liberty Corner, New Jersey 07938, U.S.A.,
Attention: Gerald C. Harvey, Esq., Vice President, Secretary and General Counsel, or at such other address for notice as TransTechnology shall last have furnished in writing to the Person giving the notice;

                 (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Maura C. Wadlinger, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice;

                 (c) if to any Bank or Third Tranche Lender, at such Lender's address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice; and"

         Section 1.29. Section 27.1 is amended by adding "and the Third Tranche Lenders" following "the Banks" on line 2 of clause (g) thereof, and adding the following new clause (h) at the end thereof:

         "(h)    Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Third Tranche Lenders, no amendment, consent or waiver shall affect the amount or extend the time of the obligations of the Third Tranche Lenders to make the Third US Tranche of Term Loan A or extend the originally scheduled time or times of payment of the principal of such Tranche or alter the time or times of payment of interest on such Tranche or the amount of the principal thereof or the rate of interest thereon or permit any subordination of the principal or interest on such Tranche or alter the apportionment of any repayments or prepayment of such Tranche to which the Third Tranche Lenders (as a class) are entitled. Without the prior written consent of the Majority Banks, no amendment, consent or waiver shall alter the apportionment of any repayments or prepayment of any Loans to which the Third Tranche Lenders are entitled."

         Section 1.30. The Schedules to the Credit Agreement are amended by deleting Schedules 1, 2 and 3 thereto in their entirety and substituting therefor the Schedules 1, 2 and 3 attached hereto as Exhibits A and B.

         Section 1.31. The Schedules to the Credit Agreement are further amended by adding the disclosures listed on Exhibit C to each of the respective Schedules referred to in such Exhibit.

         Section 2. AMENDMENT TO SUBSIDIARY GUARANTY. Immediately upon the completion of the TCR Closing, the Subsidiary Guaranty shall be amended to add TCR as a party thereto as a "Guarantor", and TCR hereby consents and agrees to join the Subsidiary Guaranty as a Guarantor and to assume all of the obligation of make each of the covenants, representations and warranties made by and grant each of the rights granted by a Guarantor thereunder, jointly and severally with each of the other Guarantors, with immediate effect from and after the TCR Closing.

         Section 3. AMENDMENT TO SECURITY AGREEMENT. Immediately upon the completion of the TCR Closing, the Security Agreement dated as of June 30, 1995 among TransTechnology, certain of the Guarantors and the Agent, shall be amended to add TCR as a party thereto as a "Subsidiary" and one of the "Companies" thereunder, and TCR hereby consents and agrees to join the Security Agreement as one of the Subsidiaries and Companies referred to therein, and to assume all of the obligations of make each of the covenants, representations and warranties made by, and grant each of the rights granted by a Subsidiary or by a Company thereunder, with immediate effect from and after the TCR Closing, and TCR unconditionally and jointly and severally grants to the Agent, for the benefit of the Lenders and the Agent, a security interest in, and so pledges and assigns to the Agent, for the benefit of the Lenders and the Agent, all of its Collateral (as defined in Section 2.1 of such Security Agreement), to secure the payment and performance in full of all of the Obligations, as defined in such Security Agreement.

         Section 4. AMENDMENT TO STOCK PLEDGE AGREEMENT. Immediately upon the completion of the TCR Closing, the Stock Pledge Agreement dated as of June 30, 1995 among TransTechnology, SSP Industries, TTSO and the Agent shall be amended (a) to provide for the addition of TCR as a "Subsidiary" thereunder and
(b) by deleting the original Annex A thereto and substituting, therefor the Annex A attached as Exhibit D hereto, and TCR hereby consents and agrees to the pledge of all of the issued and outstanding shares of its capital stock pursuant to such Stock Pledge Agreement and joins in such Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4.1, 6 and 7 thereof, and agrees to co-operate fully and in good faith with the Agent and the Pledgors, as defined therein, in carrying out such provisions.

         Section 5. AMENDMENT TO TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT. Immediately upon the completion of the TCR Closing, the Trademark Collateral Security and Pledge Agreement dated as of June 30, 1995 by and among TransTechnology, WTI and the Agent shall be amended (a) to add TCR as an "Assignor" thereunder, and (b) to add to Schedule A thereto the trademarks and trademark assignments set forth in Exhibit E hereto, and TCR hereby consents and agrees to assume all of the obligations of, make each of the covenants, representations and warranties made by and grant each of the rights granted by an Assignor thereunder, with immediate effect from and after the TCR Closing.

         Section 6. AMENDMENT TO PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT. Immediately upon the completion of the TCR Closing, the Patent Collateral Assignment and Security Agreement dated as of June 30, 1995 by and among TransTechnology, WTI and the Agent shall be amended (a) to add TCR as a "Assignor" thereunder, and (b) to add to Schedule A thereto the patents and patent assignments set forth in Exhibit F hereto, and TCR hereby consents and agrees to assume all of the obligations of, make each of the covenants, representations and warranties made by and grant each of the rights granted by an Assignor thereunder, with immediate effect from and after the TCR Closing.

         Section 7. CONSENT. Subject to the conditions set forth herein, the Agent and the Lenders hereby consent to the acquisition by TransTechnology of all of the issued and outstanding capital stock of TCR, and the entry by TCR into that certain Amended and Restated Lease Agreement with Polo Investment Company, to be dated as of the TCR Closing Date, substantially in the form most recently delivered to the Agent prior to the date hereof.

         Section 8. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment and the consents set forth herein shall be conditioned upon the satisfaction of the following conditions precedent:

         Section 8.1. Delivery of Documents. The Borrowers shall have delivered to the Agent (a) this Amendment executed and delivered by each of the Borrowers and the Guarantors, and (b) each of the documents listed on Exhibit G hereto, all in form and substance satisfactory to the Lenders and the Agent.

         Section 8.2. Legality of Transaction. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Amendment is to become effective (a) for the Agent or any Lender to perform any of its obligations under any of the Loan Documents or (b) for any of the Borrowers or Guarantors to perform any of its agreements or obligations under any of the Loan Documents.

         Section 8.3. Performance. Each of the Borrowers shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements and obligations contained in the Loan Documents required to be performed, complied with or observed by it on or prior to the date this Amendment is to become effective. No event shall have occurred on or prior to the date this Amendment is to become effective and be continuing, and no condition shall exist on the date this Amendment is to become effective which constitutes a Default or Event of Default under any of the Loan Documents.

         Section 8.4. Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Amendment and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

         Section 9. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby represents and warrants to the Lenders that, as of the date hereof and as of the TCR Closing Date:

         (a) The representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents to which it is a party were true and correct in all material respects when made, continue to be true and correct in all material respects on the date hereof and, except as set forth in the amendments to the Schedules to the Credit Agreement set forth in Exhibit C hereto, will be true and correct in all material respects on the TCR Closing Date, both before and immediately after giving effect to the TCR Closing, provided that the financial statements referred to in such representations and warranties shall be the financial statements of the Borrowers most recently delivered to the Agent, and the "Balance Sheet Date", as used in such representations and warranties, shall be the date of the most recent audited consolidated financial statements of TransTechnology and its Subsidiaries delivered to the Lenders pursuant to Section 9.4 of the Credit Agreement.

         (b) The execution, delivery and performance by such Borrower of this Amendment and the consummation of the transactions contemplated hereby;
(i) are within the corporate powers of such Borrower and have been duly authorized by all necessary corporate action on the part of such Borrower, (ii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity,
(iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect in which such Borrower is named, or any provision of the charter documents or by-laws of such Borrower,
(iv) do not result in any breach of or constitute a default under any agreement or instrument to which such Borrower is a party or to which it or any of its properties are bound, including without limitation any indenture, loan or loan agreement, lease, debt instrument or mortgage, except for such breaches and defaults which would not have a material adverse effect on such Borrower and its Subsidiaries taken as a whole, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of the assets or properties of such Borrower;

         (c) This Amendment, each of the Loan Documents as amended hereby, the Collateral Assignment of TCR Stock Purchase Agreement, and the Term A US Tranche Notes issued with respect to the Second and Third US Tranches of Term Loan A, constitute the legal, valid and binding obligations of each of the Borrowers and their Subsidiaries party hereto, enforceable against such Borrower or Subsidiaries in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and

         (d) TransTechnology has delivered to the Agent in connection with the TCR Acquisition (a) the audited financial statements of TCR for its fiscal years ending December 31, 1994, 1995 and 1996 (the "TCR Financial Statements"),
(b) consolidated projections dated March 10, 1997 of the financial performance of TransTechnology and its Subsidiaries for the five (5) years commencing on March 31, 1997, assuming the completion of the TCR Acquisition as of March 31, 1997 (the "TCR Projections"), and which fairly disclose all assumptions made with respect to general economic, financial and market conditions used in their formulation, and (c) a pro forma consolidated balance sheet of TransTechnology and its Subsidiaries as at the TCR Closing, employing the unaudited consolidated balance sheet of TransTechnology and its Subsidiaries and the unaudited balance sheet of TCR, each dated February 28, 1997, which properly gives effect to the TCR Acquisition and the Loans to be made in connection therewith. The TCR Financial Statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of TCR as at the close of business on the dates thereof and the results of operations for the fiscal years then ended. Since December 31, 1996, there has occurred no materially adverse change in the financial condition or business of TCR or any material assets of TCR as shown on or reflected in the balance sheet of TCR as at December 31, 1996, or the statement of income for its fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of TCR or any material assets of TCR. To the knowledge of TransTechnology and any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the TCR Projections. The TCR Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of TransTechnology and its Subsidiaries of the results of operations and other information projected therein.

         Section 10. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

         Section 11. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.


                    [rest of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have duly executed this Consent and Amendment Agreement No. 5 as a sealed instrument as of the date first set forth above.

                                                 TRANSTECHNOLOGY CORPORATION


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:



                                                 TRANSTECHNOLOGY SEEGER-ORBIS
                                                 GmbH


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                                 ANDERTON INTERNATIONAL LIMITED


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        individually and as Agent,
                                        Issuing Bank and Fronting Bank



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        NATIONAL BANK OF CANADA, individually
                                        and as Co-Agent


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                        SUMMIT BANK


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:




                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and Research as
                                            Investment Advisor




                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



                                        MERRILL LYNCH SENIOR FLOATING FUND
                                        RATE, INC.



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

The Guarantors under (and as defined in) the Subsidiary Guaranty hereby acknowledge that they have read and are aware of the provisions of this Amendment and hereby reaffirm their absolute and unconditional guaranty of the Borrowers' payment and performance of their obligations to the Lenders and the Agent under the Credit Agreement as amended hereby.

                                        TRANSTECHNOLOGY ACQUISITION CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        PALNUT FASTENERS, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        INDUSTRIAL RETAINING RING COMPANY


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        RETAINERS, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                        RANCHO TRANSTECHNOLOGY CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        TRANSTECHNOLOGY SYSTEMS & SERVICES,
                                        INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        ELECTRONIC CONNECTIONS AND ASSEMBLIES,
                                        INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                        SSP INDUSTRIES


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        SSP INTERNATIONAL SALES, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        TRANSTECHNOLOGY SEEGER INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                        SEEGER INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



TCR Corporation hereby acknowledges and affirms its consents and agreements in this Amendment with immediate effect from and after the TCR Closing (as defined in this Amendment).


                                        TCR CORPORATION



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

The Guarantors under and as defined in the English Guarantees hereby acknowledge that they have read and are aware of the provisions of this Amendment and hereby reaffirm their absolute and unconditional guarantee of the Obligations referred to in the English Guarantees, as such Obligations may be amended in connection with this Amendment.

                                        ANDERTON INTERNATIONAL LIMITED



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



                                        ANDERTON (PREDECESSORS) LIMITED



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                    EXHIBIT A to
                                                           Consent and Amendment
                                                                 Agreement No. 5
                                  SCHEDULE 1
                                    PART I

                                  THE BANKS


Name of Bank and Address of    Revolving     $30,000,000    $3,600,000    $6,400,000   $30,000,000     $8,000,000     $12,000,000
Lending Office (Domestic and   Credit and    Revolver       Revolver      Revolver     Term A First    UK Tranche     German Tranche
Eurodollar)                    Term A        (US)           (Germany)     (UK)         US and          of Term A      Term A
                               Commitment                                              Second US                      (Germany)
                               Percentage                                              Tranches
The First National Bank of     24.166667%    7,250,000.10   870,000.01    1,546,666.69 7,250,000.10    1,933,333.36   2,900,000.04
Boston
100 Federal Street
Boston, MA 02110
Fax No: (+1) 617-434-6685

National Bank of Canada        22.222222%    6,666,666.60   799,999.99    1,422,222.21 6,666,666.60    1,777,777.76   2,666,666.64
One Cleveland Center
1375 East 9th Street
Suite 2430
Cleveland, OH 44114
Fax No: (216) 574-9236

BHF-Bank AG                    15%           4,500.000.00   540,000.00    960,000.00   4,500,000.00    1,200,000.00   1,800,000.00
590 Madison Avenue
New York, NY 10022-2540
Fax No: (212) 756-5911

The First National Bank of     15%           4,500,000.00   540,000.00    960,000.00   4,500,000.00    1,200,000.00   1,800,000.00
Chicago
153 West 51st Street
Mail Suite 4000
New York, NY 10019
Fax No: (212)-373-1388

Summit Bank                    10%           3,000,000.00   360,000.00    640,000.00   3,000,000.00    800,000.00     1,200,000.00
750 Walnut Avenue
Cranford, NJ 07016
Fax No: (908)-709-6433

Name of Bank and Address of   Revolving     $30,000,000    $3,600,000   $6,400,000    $30,000,000     $8,000,000    $12,000,000
Lending Office (Domestic and  Credit and    Revolver       Revolver     Revolver      Term A First    UK Tranche    German Tranche
Eurodollar)                   Term A        (US)           (Germany)    (UK)          US and Second   of Term A     Term A (Germany)
                              Commitment                                              US Tranches
                              Percentage
Senior Debt Portfolio         6.8055555%    2,041,666.65   245,000      435,555.55    2,041,666.65    544,444.44    816,666.66
(Eaton Vance)
24 Federal Street, 6th Fl.
Boston, MA 02110
Fax: (617) 695-9594

Merrill Lynch Senior          6.8055555%    2,041,666.65   245,000      435,555.55    2,041,666.65    544,444.44    816,666.66
Floating Rate Fund, Inc.
800 Scudders Mills Road
Plainsboro, NJ 08536
Fax: (609) 282-2756

                                                                    EXHIBIT A to
                                                           Consent and Amendment
                                                                 Agreement No. 5
                                                                     (continued)


                                   SCHEDULE 1
                                    PART II

                           THE THIRD TRANCHE LENDERS

Name of Third Tranche           Third Tranche    $20,000,000 Term A
Lender and Address of           Commitment       Third US Tranche
Lending Office (Domestic        Percentage
and Eurodollar)
The First National Bank of      100%             $20,000,000
Boston
100 Federal Street
Boston, MA 02110
Fax No: (+1) 617-434-6685

                                                                    EXHIBIT A to
                                                           Consent and Amendment
                                                                 Agreement No. 5
                                                                     (continued)


                                   SCHEDULE 2

                               THE TERM B LENDERS

Term B                      Address of Lending Office      Term B Commitment        $24,500,000(1)
Lender                      (Domestic and Eurodollar)      Percentage               Term B
------                      -------------------------      ----------               ------
The First National          100 Federal Street             5%                       1,225,000.00
Bank of Boston              Boston, MA 02110
                            Fax: (+1) 617-434-6685

BHF-Bank AG                 590 Madison Avenue             5%                       1,225,000.00
                            New York, NY 10022-2540
                            Fax No: (212) 756-5911


Senior Debt Portfolio       24 Federal Street, 6th Fl.     30%                      7,350,000.00
(Eaton Vance)               Boston, MA 02110
                            Fax: (617) 695-9594


Merrill Lynch Senior        800 Scudders Mills Road        60%                      14,700,000.00
Floating Rate Fund, Inc.    Plainsboro, NJ 08536
                            Fax: (609) 282-2756


--------------------
     (1) Reflecting $500,000 amortization payment made as of June 30, 1996.

                                                                    EXHIBIT B to
                                                           Consent and Amendment
                                                                Agreement No. 5.

                                   SCHEDULE 3

                           AMORTIZATION OF TERM LOANS

                                  Term Loan A

Quarter                US                   German                UK                   Term
Ending                 Tranches ($)         Tranche (DM)          Tranche (L.)         Loan B ($)
------                 ------------         ------------          ------------         ----------
12/31/95                 600,000             688,080              206,718.37
3/31/96                  600,000             666,816              203,627.09
6/30/96                  600,000             666,816              203,627.09            500,000
9/30/96                  600,000             666,816              203,627.09
12/31/96                 600,000             666,816              203,627.09
3/31/97                  600,000             666,816              203,627.09
6/30/97                1,450,000             666,816              203,627.09            500,000
9/30/97                1,450,000             666,816              203,627.09
12/31/97               1,450,000             666,816              203,627.09
3/31/98                1,450,000             666,816              203,627.09
6/30/98                2,220,000             666,816              203,627.09            500,000
9/98                   2,220,000             666,816              203,627.09
12/98                  2,220,000             666,816              203,627.09
3/99                   2,220,000             666,816              203,627.09
6/99                   2,250,000             833,520              254,533.87            500,000
9/99                   2,250,000             833,520              254,533.87
12/99                  2,250,000             833,520              254,533.87
3/00                   2,250,000             833,520              254,533.87
6/00                   2,550,000           1,333,632              407,254.19            500,000
9/00                   2,550,000           1,333,632              407,254.19
12/00                  2,550,000           1,312,368              404,162.93
                                           ---------              ----------
3/01                   2,550,000
6/01                   3,150,000                                                        7,500,000
9/01                   3,150,000
12/01                  3,150,000
3/02                   3,150,000
                       ---------
6/02                                                                                   15,000,000
                                                                                       ----------

Total(2)              50,000,000          16,670,400            5,090,677.33           25,000,000


--------------------
    (2) Total payments to be made on the German Tranche and UK Tranche of Term Loan A are the respective DM Equivalent and Sterling Equivalent of $12,000,000 and $8,000,000, as of June 30, 1995.

                                                                    EXHIBIT C to
                                                           Consent and Amendment
                                                                 Agreement No. 5


                            Amendments to Schedules

                                                                    EXHIBIT D to
                                                           Consent and Amendment
                                                                 Agreement No. 5

                         ANNEX A TO PLEDGE AGREEMENT

         None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Annex A.

                                                            Number of       Number of     Number of       Par or
                       Record                  Class of     Authorized      Issued        Outstanding     Liquidation
Issuer                  Owner                   Shares       Shares          Shares        Shares          Value
------                 ------                  --------     --------        --------      --------        -------
RETAINERS, INC.        TRANSTECHNOLOGY                      1,000           300           300             0
                       CORPORATION

TRANSTECHNOLOGY        TRANSTECHNOLOGY       ORDINARY       100             99            99              L.1.00
EUROPE LIMITED         CORPORATION

PALNUT FASTENERS,      TRANSTECHNOLOGY       COMMON         1,000           100           100             $0.01
INC.                   CORPORATION

SSP INDUSTRIES         TRANSTECHNOLOGY       CAPITAL        100             100           100
                       CORPORATION

SSP INTERNATIONAL      SSP INDUSTRIES                       25,000          2,500         2,500           $1.00
SALES, INC.

INDUSTRIAL             TRANSTECHNOLOGY       COMMON         6,000           1,500         1,500           0
RETAINING RING         CORPORATION
COMPANY

ELECTRONIC             TRANSTECHNOLOGY       COMMON         100             100           100             0
CONNECTIONS AND        CORPORATION
ASSEMBLIES, INC.

TRANSTECHNOLOGY        DOUGLAS WILLIAM       ORDINARY       100,000         1             1               A$1.00
AUSTRALASIA PTY,       WEBB
LIMITED

TRANSTECHNOLOGY        TRANSTECHNOLOGY       ORDINARY       100,000         1,000         1,000           A$1.00
AUSTRALASIA PTY,       CORPORATION
LIMITED

TRANSTECHNOLOGY        TRANSTECHNOLOGY       COMMON         1,000           1,000         1,000           $1.00
SEEGER INC.            CORPORATION

TRANSTECHNOLOGY        TRANSTECHNOLOGY                      1,000           1,000         1,000           0
INTERNATIONAL          CORPORATION
CORPORATION

TRANSTECHNOLOGY        TRANSTECHNOLOGY                      200             200           200             $0.01
SYSTEMS &              CORPORATION
SERVICES, INC.

SEEGER INC.            TRANSTECHNOLOGY       COMMON         1,000           1,000         1,000           $1.00
                       SEEGER INC.

RANCHO                 TRANSTECHNOLOGY       COMMON         100             100           100             $0.01
TRANSTECHNOLOGY        CORPORATION
CORPORATION

                                                           Number of       Number of     Number of       Par or
                             Record           Class of     Authorized      Issued        Outstanding     Liquidation
       Issuer                 Owner            Shares       Shares          Shares        Shares          Value
       ------                ------           --------     --------        --------      --------        -------
TRANSTECHNOLOGY       TRANSTECHNOLOGY       CAPITAL        1,000           1,000         1,000           0
ACQUISITION           CORPORATION
CORPORATION

TCR CORPORATION       TRANSTECHNOLOGY       COMMON         10,000          2,288         2,288           $5.00
                      CORPORATION

                                                                    EXHIBIT E to
                                                           Consent and Amendment
                                                                 Agreement No. 5

                           (LIST OF U.S. TRADEMARKS)

                          U.S. TRADEMARK REGISTRATIONS



Trademark or Service Mark                                   Registration No.
-------------------------                                   ----------------







                           U.S.TRADEMARK APPLICATIONS


Trademark or Service Mark                                   Serial No.
-------------------------                                   ----------








                          (LIST OF FOREIGN TRADEMARKS)


Trademark or Service Mark            Registration No.       Country
-------------------------            ----------------       -------







                                                                    EXHIBIT F to
                                                           Consent and Amendment
                                                                 Agreement No. 5

                             (LIST OF U.S. PATENTS)


    Title                                                   Registration No.
    -----                                                   ----------------







                           (LIST OF FOREIGN PATENTS)



    Title                        Registration No.           Country
    -----                        ----------------           -------







                                                                    EXHIBIT G to
                                                           Consent and Amendment
                                                                 Agreement No. 5


                         SCHEDULE OF CLOSING DOCUMENTS


1. Third US Tranche Term A Note of TransTechnology in favor of The First National Bank of Boston.

2. Landlord's Waiver of Polo Investment Company with respect to the lease of 1600 67th Avenue North, Bay AM 0115, Brooklyn Center, Minnesota.

3.       Legal opinion of Gerald C. Harvey, Esq., General Counsel of
         TransTechnology.

4.       Legal opinion of Dorsey & Whitney LLP.

5. Reliance Letter from Faegre & Benson LLP, counsel to Robert H. Bradley, with respect to the legal opinion delivered pursuant to the TCR Stock Purchase Agreement.

6. UCC-1 Financing Statements of TCR in favor of the Agent to be filed with:

                a)     Minnesota Secretary of State

7. Certificate of Restated Articles of Incorporation of TCR, certified by the Secretary of State of the State of Minnesota.

8. Certificate of Good Standing of TCR, from the Secretary of State for the State of Minnesota.

9.       Secretary's Certificate of TransTechnology as to:

                 a) no amendments of its Certificate of Incorporation or by-laws since June 30, 1995;

                 b)    directors' resolutions; and

                 c)    incumbency and signatures of officers.

10. Officer's Certificate of TransTechnology regarding Approved Acquisition conditions.

11.      Drawdown request with respect to the Second US Tranche and Third US
         Tranche.

12. Pro forma balance sheet of TransTechnology and its Subsidiaries after giving effect to the TCR Acquisition.

13. Collateral Assignment of TCR Stock Purchase Agreement, together with Seller's consent thereto.

14.      Fully-executed original of the TCR Stock Purchase Agreement.

15. Stock Certificate(s) and undated stock power(s) executed in blank for TCR.

16. Pay-off Letter between TCR, TransTechnology and Norwest Bank Minnesota N.A. ("Norwest").

17. UCC-3 Termination of Financing Statement No. 1549589 filed by Norwest with the Minnesota Secretary of State.